                                                                   EXHIBIT 16.1


March 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 29, 2004, of Federal Screw Works and are in agreement with the statements contained in Item 4(a)(i), 4(a)(ii), 4(a)(iv) and 4(a)(v) on pages two and three therein. We have no basis to agree or disagree with other statements of the registrant contained therein.

/s/ Ernst & Young LLP